UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023 (February 9, 2023)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Merger Agreement and Closing of Merger

As previously disclosed, on December 21, 2022, 1847 ICU Holdings Inc. (“1847 ICU”) and 1847 ICU Acquisition Sub Inc. (“Merger Sub”), both wholly owned subsidiaries of 1847 Holdings LLC (the “Company”), entered into an agreement and plan of merger with ICU Eyewear Holdings Inc. (“ICU Eyewear”) and San Francisco Equity Partners, as the stockholder representative. On February 9, 2023, the parties entered into a first amendment to agreement and plan of merger to amend certain terms of the agreement and plan of merger.

On February 9, 2023, closing of the transactions contemplated by the agreement and plan of merger, as amended (the “Merger Agreement”), was completed. Pursuant to the Merger Agreement, Merger Sub merged with and into ICU Eyewear, with ICU Eyewear surviving the merger as a wholly owned subsidiary of 1847 ICU (the “Merger”). The merger consideration paid by 1847 ICU to the stockholders of ICU Eyewear (the “Stockholders”) consists of (i) $4,000,000 in cash, minus any unpaid debt of ICU Eyewear and certain transaction expenses, and (ii) 6% subordinated promissory notes in the aggregate principal amount of $500,000 (the “Purchase Price”).

The Merger Agreement contains customary representations, warranties and covenants. The Merger Agreement also contains a mutual indemnification by 1847 ICU and certain Stockholders (the “Majority Stockholders”) for breaches of representations or warranties and failure to perform covenants or obligations contained in the Merger Agreement. In the case of the indemnification provided by the Majority Stockholders with respect to breaches of certain non-fundamental representations and warranties, the aggregate liability of the Majority Stockholders shall not exceed 10% of the Purchase Price, with 1847 ICU’s sole recourse of recovery with respect to such matters being against any unpaid outstanding principal amount of the Merger Notes (as defined below), and the Majority Stockholders will only become liable for such indemnified losses if the amount exceeds an aggregate of $40,000, whereupon the Majority Stockholders will be liable for all losses that exceed the $40,000 threshold. The aggregate liability of the Majority Stockholders with respect to breaches of certain fundamental representations and warranties or with respect to fraud committed by ICU Eyewear or a Majority Stockholder shall not exceed the amount of the Purchase Price actually received by the Majority Stockholder.

As noted above, a portion of the Purchase Price was paid by the issuance of 6% subordinated promissory notes in the aggregate principal amount of $500,000 by 1847 ICU to the Stockholders (the “Merger Notes”). The Merger Notes shall bear interest at the rate of 6% per annum with all principal and accrued interest being due and payable in one lump sum on February 9, 2024; provided that upon an event of default (as defined in the Merger Notes), such interest rate shall increase to 10%. 1847 ICU may prepay all or any portion of the Merger Notes at any time prior to the maturity date without premium or penalty of any kind. The Merger Notes contain customary events of default, including, without limitation, in the event of (i) non-payment, (ii) a default by 1847 ICU of any of its covenants in the Merger Notes, the Merger Agreement or any other agreement entered into in connection with the Merger Agreement, or a breach of any of the representations or warranties under such documents, (iii) the insolvency or bankruptcy of 1847 ICU or ICU Eyewear or (iv) a change of control (as defined in the Merger Notes) of 1847 ICU or ICU Eyewear. The Merger Notes are unsecured and subordinated to all senior indebtedness (as defined in the Merger Notes), including to the Revolving Note (as defined below).

The foregoing description of the Merger Agreement and the Merger Notes does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as exhibits to this report, which are incorporated herein by reference.

Management Services Agreement

On February 9, 2023, 1847 ICU entered into a management services agreement (the “Offsetting MSA”) with the Company’s manager, 1847 Partners LLC (the “Manager”). The MSA is an offsetting management services agreement as defined in that certain management services agreement, dated April 15, 2013, between the Company and the Manager, as amended (the “MSA”).

Pursuant to the Offsetting MSA, 1847 ICU appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of adjusted net assets (as defined in the MSA) (the “Management Fee”); provided, however, that (i) pro-rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 ICU, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the Management Fee to be paid by 1847 ICU for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the Management Fee paid or to be paid by 1847 ICU, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the Management Fee paid or to be paid by 1847 ICU, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the MSA (the “Parent Management Fee”) with respect to such fiscal quarter, then the Management Fee to be paid by 1847 ICU for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the Management Fee paid or to be paid by 1847 ICU, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter. 1847 ICU shall also reimburse the Manager for all costs and expenses of 1847 ICU which are specifically approved by the board of directors of 1847 ICU, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 ICU in connection with performing services under the Offsetting MSA.

The services provided by the Manager include conducting general and administrative supervision and oversight of 1847 ICU’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 ICU’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

The foregoing description of the Offsetting MSA does not purport to be complete and is qualified in its entirety by reference to the full text of the Offsetting MSA filed as an exhibit to this report, which is incorporated herein by reference.

Loan and Security Agreement

On February 9, 2023, 1847 ICU, ICU Eyewear and ICU Eyewear’s wholly owned subsidiary ICU Eyewear, Inc. (collectively, “Borrower”) entered into a loan and security agreement (the “Loan Agreement”) with Industrial Funding Group, Inc. (the “Initial Lender”) for a revolving loan of up to $5,000,000, which is evidenced by a secured promissory note in the principal amount of up to $5,000,000 (the “Revolving Note”), which Loan(s) (as defined in the Loan Agreement) may be drawn in advances of not less than $5,000 (the “Advances”). On February 9, 2023, the Initial Lender made an Advance of $2,063,182.27 to the Borrower under the Revolving Note, of which $1,963,182.27 was used to repay certain debt of ICU Eyewear in connection with the Merger, with the remaining $100,000 used to pay Lender fees. On February 11, 2023, the Initial Lender sold and assigned the Loans, the Loan Agreement and the Loan Documents (as defined in the Loan Agreement) to GemCap Solutions, LLC, as purchaser (the “Lender”).

The Revolving Note matures on February 9, 2025 with all Advances bearing interest at an annual rate equal to the greater of (i) the sum of (a) the “Prime Rate” as reported in the “Money Rates” column of The Wall Street Journal, adjusted as and when such prime rate changes, plus (b) eight percent (8.00%), and (ii) fifteen percent (15.00%); provided that following and during the continuation of an event of default (as defined in the Loan Agreement), interest on the unpaid principal balance of the Advances shall accrue at an annual rate equal to such rate plus three percent (3.00%). Interest accrued on the Advances shall be payable monthly commencing on March 7, 2023.

The Borrower may voluntarily prepay the entire unpaid principal amount of the Revolving Note without premium or penalty; provided that in the event that the Borrower makes such prepayment on or before February 9, 2024, then the Borrower must pay to the Lender an amount equal to the sum of (i) the product of (a) the average daily principal balance of all Advances through the date of prepayment, multiplied by (b) the daily interest rate in effect multiplied by (c) three hundred sixty (360) days, minus the amount of interest indefeasibly received by the Lender on account of all Advances through the date of prepayment, and (ii) twelve (12) months of a monthly loan administration and monitoring fee in the amount of $500 per month.

The Loan Agreement contains customary events of default, including, among others: (i) for failure to pay principal and interest on the Revolving Note when due, or to pay any fees due under the Loan Agreement; (ii) for failure to perform any covenant or agreement contained in the Loan Agreement or any document delivered in connection therewith; (iii) if any statement, representation or warranty in the Loan Agreement or any document delivered in connection therewith is at any time found to have been false in any material respect at the time such representation or warranty was made; (iv) if the Borrower defaults under any agreement or contract with a third party which default would result in a liability to the Borrower in excess of $25,000; (v) for any voluntary or involuntary bankruptcy, insolvency, or dissolution or assignment to creditors; (vi) if any judgments or attachments aggregating in excess of $10,000 at any given time are obtained against the Borrower which remain unstayed for a period of ten (10) days or are enforced or if there is an indictment of the Borrower or any responsible officer of the Borrower under an criminal statute or proceeding pursuant to which remedies sought may include the forfeiture of any property of the Borrower; (vii) if a material adverse effect or change of control (each as defined in the Loan Agreement) shall have occurred; (viii) for certain environmental claims; and (ix) for failure to notify the Lender of certain events or failure to deliver certain documentation required by the Loan Agreement.

The Loan Agreement contains customary representations, warranties and affirmative and negative financial and other covenants for loans of this type. The closing of the Loan Agreement was subject to customary closing conditions, including delivery of the security documents described below, and closing of the Merger.

As collateral security for the payment and performance of all Borrower’s obligations under the Loan Agreement and Loan Documents, the Borrower granted to Lender a first priority security interest in all of the assets of the Borrower. In connection with such grant of security interest, the Borrower also entered into a domain name, URL and IP address assignment (the “Domain Name Assignment”), pursuant to which the Borrower assigned its domain names, URLs and IP address to the Lender or its designee upon the occurrence of an event of default, and a trademark security agreement (the “Trademark Security Agreement”), pursuant to which the Borrower granted a security interest in its trademarks and assigned such trademarks upon the occurrence of an event of default.

The foregoing description of the Loan Agreement, the Revolving Note, the Domain Name Assignment and the Trademark Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as exhibits to this report, which are incorporated herein by reference.

Private Placement

On February 9, 2022, the Company entered into securities purchase agreements (the “Purchase Agreements”) with two accredited investors (the “Purchasers”), pursuant to which the Company issued to the Purchasers (i) promissory notes in the aggregate principal amount of $2,557,575.26, which include an original issue discount in the amount of $139,090.86 (the “Notes”) and (ii) five-year warrants for the purchase of an aggregate of 532,827 common shares of the Company at an exercise price of $4.20 per share (subject to adjustment), which may be exercised on a cashless basis if the market price of the common shares is greater than the exercise price (the “Base Warrants”). As additional consideration, the Company issued 289,772 common shares (the “Shares”) to one investor and issue to the other investor a five-year warrant for the purchase of 243,055 common shares at an exercise price of 0.01 per share (subject to adjustment), which may be exercised on a cashless basis if the market price of the common shares is greater than the exercise price (the “Penny Warrant,” and together with the Base Warrants, the “Warrants”). The aggregate purchase price was $2,301,817.73. The net proceeds from this transaction were used to pay a portion of the Purchase Price.

The Notes bear interest at a rate of 12% per annum and mature on February 9, 2024; provided that any principal amount or interest which is not paid when due shall bear interest at a rate of the lesser of 16% per annum or the maximum amount permitted by law from the due date thereof until the same is paid. The Notes require monthly payments of approximately $255,758, plus accrued interest, commencing on May 9, 2023. The Company may voluntarily prepay the outstanding principal amount and accrued interest of each Note in whole upon payment of a fee of $750. In addition, if at any time the Company receives cash proceeds from any source or series of related or unrelated sources, including, but not limited to, the issuance of equity or debt, the exercise of outstanding warrants, the issuance of securities pursuant to an equity line of credit (as defined in the Notes) or the sale of assets outside of the ordinary course of business, each holder shall have the right in its sole discretion to require the Company to immediately apply up to 50% of such proceeds to repay all or any portion of the outstanding principal amount and interest then due under the Notes. The Notes are unsecured and have priority over all other unsecured indebtedness of the Company. The Notes contains customary affirmative and negative covenants and events of default for a loan of this type.

The Notes are convertible into common shares at the option of the holders at any time on or following the date that an event of default (as defined in the Notes) occurs under the Notes at a conversion price equal the lower of (i) $4.20 (subject to adjustments) and (ii) 80% of the lowest volume weighted average price of the Company’s common shares on any trading day during the five (5) trading days prior to the conversion date; provided that such conversion price shall not be less than $0.03 (subject to adjustments).

The conversion price of the Notes and the exercise price of the Warrants are subject to standard adjustments, including a price-based adjustment in the event that the Company issues any common shares or other securities convertible into or exercisable for common shares at an effective price per share that is lower than the conversion or exercise price, subject to certain exceptions. In addition, the Notes and the Warrants contain an ownership limitation, such that the Company shall not effect any conversion or exercise, and the holders shall not have the right to convert or exercise, any portion of the Notes or the Warrants to the extent that after giving effect to the issuance of common shares upon conversion or exercise, such holder, together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon conversion or exercise.

Pursuant to the Purchase Agreements, the Company is required to hold a meeting of shareholders within ninety (90) calendar days for the purpose of obtaining shareholder approval of the issuance of all common shares underlying the Notes and the Warrants. Prior to such shareholder approval, the maximum number of common shares that the Company may issue to the Purchasers in connection with the foregoing transactions is 860,464, equal to 19.99% of the Company’s outstanding common shares prior to the transactions, including the Shares and the common shares underlying Notes and the Warrants.

The Purchase Agreements contain a participation right, which provides that, subject to certain exceptions, until the Notes are extinguished in their entirety, if the Company directly or indirectly offers, sells, grants any option to purchase, or otherwise disposes of (or announces any offer, sale, grant or any option to purchase or other disposition of) any of its debt, equity, or equity equivalent securities, or enters into any definitive agreement with regard to the foregoing, it must offer to issue and sell to or exchange with the Purchasers the securities in such transaction. The Purchase Agreements also provide the Purchasers with customary piggy-back registration rights for the Shares and the common shares underlying the Notes and the Warrants, and contain other customary representations and warranties and covenants for a transaction of this type.

The foregoing description of the Purchase Agreements, the Notes and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as exhibits to this report, which are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Shares, the Notes and the Warrants is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of ICU Eyewear will be filed by an amendment to this Form 8-K within 71 calendar days of the date that this report was due.

(b) Pro forma financial information

Pro forma financial information will also be filed by an amendment to this Form 8-K within 71 calendar days of the date that this report was due.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Common Share Purchase Warrant issued by 1847 Holdings LLC to Leonite Fund I, LP on February 9, 2023
4.2	Common Share Purchase Warrant issued by 1847 Holdings LLC to Leonite Fund I, LP on February 9, 2023
4.3	Common Share Purchase Warrant issued by 1847 Holdings LLC to Mast Hill Fund, L.P. on February 9, 2023
10.1	Agreement and Plan of Merger, dated December 21, 2022, among 1847 ICU Holdings Inc., 1847 ICU Acquisition Sub Inc., ICU Eyewear Holdings Inc. and San Francisco Equity Partners
10.2	First Amendment to Agreement and Plan of Merger, dated February 9, 2023, among 1847 ICU Holdings Inc., 1847 ICU Acquisition Sub Inc., ICU Eyewear Holdings Inc. and San Francisco Equity Partners
10.3	6% Subordinated Promissory Note issued by 1847 ICU Holdings Inc. to Oceanus Investment Inc. on February 9, 2023
10.4	6% Subordinated Promissory Note issued by 1847 ICU Holdings Inc. to San Francisco Equity Partners III, LP on February 9, 2023
10.5	6% Subordinated Promissory Note issued by 1847 ICU Holdings Inc. to Richard Conti on February 9, 2023
10.6	6% Subordinated Promissory Note issued by 1847 ICU Holdings Inc. to Kirk Hobbs on February 9, 2023
10.7	Management Services Agreement, dated February 9, 2023, between 1847 ICU Holdings Inc. and 1847 Partners LLC
10.8	Loan and Security Agreement, dated February 9, 2023, among Industrial Funding Group, Inc., 1847 ICU Holdings Inc., ICU Eyewear Holdings Inc. and ICU Eyewear, Inc.
10.9	Secured Promissory Note issued by 1847 ICU Holdings Inc., ICU Eyewear Holdings Inc. and ICU Eyewear, Inc. to Industrial Funding Group, Inc. on February 9, 2023
10.10	Domain Name, URL and IP Address Agreement, dated February 9, 2023, by 1847 ICU Holdings Inc., ICU Eyewear Holdings Inc. and ICU Eyewear, Inc. in favor of Industrial Funding Group, Inc.
10.11	Trademark Security Agreement, dated February 9, 2023, by 1847 ICU Holdings Inc., ICU Eyewear Holdings Inc. and ICU Eyewear, Inc. in favor of Industrial Funding Group, Inc.
10.12	Indemnity and Release Letter, dated February 11, 2023, among GemCap Solutions, LLC, Industrial Funding Group, Inc., 1847 ICU Holdings Inc., ICU Eyewear Holdings Inc. and ICU Eyewear, Inc.
10.13	Securities Purchase Agreement, dated February 9, 2023, between 1847 Holdings LLC and Leonite Fund I, LP
10.14	Securities Purchase Agreement, dated February 9, 2023, between 1847 Holdings LLC and Mast Hill Fund, L.P.
10.15	Promissory Note issued by 1847 Holdings LLC to Leonite Fund I, LP on February 9, 2023
10.16	Promissory Note issued by 1847 Holdings LLC to Mast Hill Fund, L.P. on February 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2023	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer